EXHIBIT 99.1

Press Release

FOR IMMEDIATE RELEASE	For more information contact:
Jeannie Magri at 404-847-4206
Jeannie_magri@us.crawco.com

April 10, 2007
Crawford & Company to Participate in SunTrust Robinson Humphrey Institutional Conference
ATLANTA—Crawford & Company’s President and CEO Thomas W. Crawford and Executive Vice President and CFO Bruce Swain will participate in the SunTrust Robinson Humphrey 36th Annual Institutional Conference at the Ritz-Carlton, Buckhead in Atlanta on April 10, 2007.
During the meetings, the Company expects to reaffirm the 2007 guidance given during its fourth quarter 2006 earnings conference call with analysts. Copies of the presentation materials reviewed at the conference will be made available beginning April 10, 2007 on the Company’s Web site, www.crawfordandcompany.com.
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world’s largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management; integrated claims and medical management for workers’ compensation; legal settlement administration, including class action and warranty inspections; and risk management information services. The Company’s shares are traded on the NYSE under the symbols CRDA and CRDB.
###